Exhibit 10.2

HD SUPPLY HOLDINGS, INC.

RESTRICTED STOCK AGREEMENT

This RESTRICTED STOCK AGREEMENT (this “Agreement”), effective August ___, 2020 (the “Grant Date”), is between HD Supply Holdings, Inc., a Delaware corporation (the “Company”), and __________________ (the “Employee”). Capitalized terms used herein without definition shall have the meanings set forth in the HD Supply Holdings, Inc. Omnibus Incentive Plan (the “Plan”).

Section 1.             Grant of Restricted Stock. The Company hereby evidences and confirms its grant to Employee, effective on the Grant Date, of an award of ___________ Shares of Restricted Stock (the “Restricted Stock”). This Agreement is entered into pursuant to, and the Restricted Stock granted hereunder is subject to, the terms and conditions of the Plan, which are incorporated herein by reference. If there is any inconsistency between any express provision of this Agreement and any express provision of the Plan, the express provision of the Plan shall govern.

Section 2.              Vesting and Forfeiture of Restricted Stock.

(a)           Restriction Period. Subject to the other provisions of this Section 2, the Restricted Stock shall vest fifty percent (50%) on the second anniversary of the grant date and twenty-five percent (25%) on each of the third- and fourth-year anniversaries of the grant date, subject to the Employee’s continuous employment with the Company or any of its Subsidiaries through the applicable vesting date; provided that: (i) if Employee receives payments that are subject to excise tax on “parachute payments” as contemplated by Code Section 280G, the Restricted Stock will either vest as scheduled and Employee will pay the applicable excise tax or the amount of Restricted Stock will be reduced if the reduction results in a net increase in after-tax benefit to Employee; and (ii) if the Employee’s employment is terminated before the vesting date by reason of the Employee’s death, Disability, involuntary termination without Cause or resignation for “Good Reason” (a “Special Termination”), any unvested portion of the Restricted Stock shall immediately vest as of the date of such Special Termination. “Good Reason” means a voluntary termination of Employee’s employment with the Company because of the occurrence of any of the following events: (1) the Company materially reduces Employee’s authority, duties or responsibilities; (2) the Company materially reduces Employee’s base salary; (3) unless agreed to in writing by Employee, the Company requires Employee to be based at or generally work from any location more than fifty (50) miles from the geographical center of Employee’s work location on the date of this Agreement; (4) the Company materially reduces the target bonus opportunity or long-term incentive (cash or stock) grant date value provided by the Company to Employee such that the target bonus opportunity and long-term incentive grant date value provided to Employee by the Company is materially less, in the aggregate, than was provided to Employee immediately prior to the date of this Agreement, but only to the extent that such reduction results in a material reduction in Employee’s total compensation; or (5) any failure by the Company to obtain the assumption of this Agreement by any successor or assign of the Company. Notwithstanding the foregoing, (a) Employee is required to provide notice of any such condition to the Company within forty-five (45) days after Employee becomes aware of, or should reasonably be aware of, a condition that gives Employee the right to terminate employment with the Company for Good Reason, and the Company will then have ten (10) business days to cure and/or remedy such condition, prior to the existence of such condition being deemed to be “Good Reason,” and (b) Employee’s termination for Good Reason must occur within one hundred eighty (180) days after Employee becomes aware of a condition that gives Employee the right to terminate employment with the Company for Good Reason.

(b)           Termination of Employment. If Employee’s employment with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that is unvested as of the date of such termination and that does not, in accordance with Section 2(a), become vested on such date shall be cancelled and forfeited effective as of the date of such termination. The undersigned hereby (i) appoints the Company as the attorney-in-fact of the undersigned to take such actions as may be necessary or appropriate to effectuate a transfer of the record ownership of any such Shares that are unvested and forfeited hereunder, (ii) agrees to deliver to the Company, as a precondition to the issuance of any certificate or certificates with respect to unvested Shares of Restricted Stock hereunder, one or more stock powers, endorsed in blank, with respect to such Shares of Restricted Stock, and (iii) agrees to sign such other powers and take such other actions as the Company may reasonably request to accomplish the transfer or forfeiture of any unvested Shares of Restricted Stock that are forfeited hereunder.

(c)           Change in Control. In the event of a Change in Control, the treatment of any unvested Shares of Restricted Stock shall be governed by Article XIV of the Plan.

(d)          Discretion of Committee. Notwithstanding anything contained in this Agreement to the contrary, the Committee, in its sole discretion, may accelerate the vesting with respect to the Restricted Stock granted under this Agreement, at such times and upon such terms and conditions as the Committee shall determine.

Section 3.             Securities Law Compliance. Notwithstanding any other provision of this Agreement, the Employee may not sell the Shares acquired upon vesting of the Restricted Stock unless such Shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), or, if such Shares are not then so registered, such sale would be exempt from the registration requirements of the Securities Act. The sale of such Shares must also comply with other applicable laws and regulations governing the Common Stock, and the Employee may not sell the Shares of Common Stock if the Company determines that such sale would not be in material compliance with such laws and regulations.

Section 4.             Employee’s Rights and Obligations with Respect to Restricted Stock.

(a)           Restriction on Transfer. Prior to the vesting thereof, the Restricted Stock is not assignable or transferable, in whole or in part, and it may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law or otherwise) other than by the laws of descent and distribution to the estate of the Employee upon the Employee’s death; provided, however, that, if an event occurs resulting in lapse of all substantial risks of forfeiture results in unvested shares of Restricted Stock being includible in the Employee’s income for federal, state or local tax purposes, a sufficient number of Shares of Restricted Stock shall, notwithstanding this Section 4(a), be released from the transfer restrictions herein so as to permit such tax liability to be satisfied with such Shares. Any purported transfer in violation of this Section 4(a) shall be void ab initio.

(b)          Ownership of Shares. Subject to the restrictions set forth in the Plan and this Agreement, the Employee shall possess all incidents of ownership of the Shares of Restricted Stock granted hereunder, including, without limitation, (i) the right to vote such Shares of Restricted Stock, and (ii) subject to Section 4(c), the right to receive dividends with respect to such Shares of Restricted Stock (but only to the extent declared and paid to holders of Common Stock by the Company in its sole discretion), provided, that any such dividends shall be treated, to the extent required by applicable law, as additional compensation for tax purposes if paid on Shares of Restricted Stock.

(c)           Dividends. Any dividends with respect to Restricted Stock (whether such dividends are paid in cash, stock or other property) (i) shall be subject to the same restrictions (including the risk of forfeiture) as the Restricted Stock with regard to which they are issued; (ii) shall herein be encompassed within the term “Restricted Stock”; (iii) may be held by the Company for the Employee prior to vesting; and (iv) if so held by the Company, shall be paid or otherwise released to the Employee, without interest, promptly after the vesting of the Restricted Stock with regard to which they were issued.

(d)           Stock Certificates. The Company may electronically issue stock certificates or evidence the Employee’s interest by using a restricted book entry account with the Company’s transfer agent. Physical possession or custody of any stock certificates that are issued shall be retained by the Company until such time as the Restricted Stock vests.

(e)           Section 83(b) Election. The Employee hereby acknowledges that Employee may file an election pursuant to Code Section 83(b) to be taxed currently on the Fair Market Value of the Shares of Restricted Stock (“83(b) Election”), provided that, to be effective, such election must be filed with the Internal Revenue Service no later than thirty (30) days after the Grant Date. Any such 83(b) Election shall use as the value of the Restricted Stock the Fair Market Value of the Restricted Stock on the Grant Date determined as provided in the Plan, and the Employee shall take a consistent position on the Employee’s tax returns. The Employee will seek the advice of his or her own tax advisors as to the advisability of making such a Section 83(b) Election, the potential consequences of making such an election, the requirements for making such an election, and the other tax consequences of the Restricted Stock under federal, state, and any other laws that may be applicable. The Company, its Subsidiaries, affiliates and agents have not and are not providing any tax advice to the Employee. Employee agrees that, if Employee makes an 83(b) Election, Employee shall give notice to the Company of such election within 30 days of the date of this Agreement.

(f)            Withholding. The award, vesting, or lapse of restrictions with respect to the Shares of Restricted Stock acquired hereunder, and the payment of dividends with respect to such Shares, may give rise to “wages” subject to withholding. No later than the date applicable wage income in connection with the award, vesting or lapse restrictions with respect to the Restricted Stock is first includable in Employee’s gross income for federal income tax purposes, full payment in United States dollars in cash, or cash equivalents satisfactory to the Committee, shall be made to the Company through a nondiscretionary broker-assisted sale procedure (sell-to-cover) in which that number of Restricted Shares sufficient to satisfy any withholding tax or other similar taxes, charges or fees associated with the award, vesting or lapse restrictions with respect to the Restricted Shares, are sold on the open market and the proceeds remitted to Company. Notwithstanding the foregoing, effective at such time as the Committee approves a Share withholding procedure established with the third party stock plan administrator, payment of withholding tax obligations shall be satisfied through a nondiscretionary net settlement in which the third party stock plan administrator withholds that number of Shares of Restricted Stock sufficient to satisfy the withholding tax obligations and surrenders said Shares to the Company. In no event shall the Fair Market Value of the Shares withheld to satisfy applicable withholding taxes exceed the maximum amount of taxes required to be withheld. In the event that the Company (or in the case of an Executive Officer or Director, the Committee) determines that the sale or withholding of Shares to satisfy withholding tax or similar taxes, charges or fees would violate applicable law or Company policy, and with approval of the Committee, Employee shall pay to the Company in cash, or such other payment method permitted by the Plan that would not violate applicable law or Company policy, the required withholding taxes or other similar taxes, charges or fees associated with award, vesting or lapse of restrictions with respect to the Restricted Stock. The Committee may require the Employee to furnish or execute such other documents as the Committee shall reasonably deem necessary to comply with or satisfy the requirements of the Securities Act, applicable state or non-U.S. securities laws or any other law.

Section 5.              Non-Competition/Non-Solicitation; Confidential Information. In consideration of the grant of the Restricted Stock, Employee agrees to the restrictive covenants set forth in this Section 5.

(a)           Non-Competition/Non-Solicitation. In consideration of the receipt of the Restricted Stock granted pursuant to this Agreement, the receipt and sufficiency of which Employee hereby acknowledges, the Employee agrees that while he or she is employed by the Company or any of its Subsidiaries (collectively, the “Company Group”) and for a period of one (1) year after the effective date of termination of his or her employment with the Company Group for any reason, he or she will not:

(i)           Either directly or indirectly, engage in any business or enterprise (whether as owner, partner, officer, director, employee, independent contractor, consultant, investor, lender or otherwise, except as the holder of not more than one percent (1%) of the outstanding stock of a publicly-held company) that competes anywhere in any geographic area where the Company does business, including but not limited to the United States and Canada and their respective states, territories or provinces (collectively, the “Territory”) with the business of the Company Group as then engaged in or any prospective business which the Company is actively developing or implementing by any member of the Company Group or any of their respective Affiliates;

(ii)          Either alone or in association with others, directly or indirectly, (x) solicit, or permit any organization directly or indirectly controlled by the Employee to solicit, any employee of the Company Group to leave the employ of the Company Group, or (y) solicit for employment or engage as an independent contractor, or permit any organization directly or indirectly controlled by the Employee to solicit for employment or engage as an independent contractor, any person who was employed by the Company Group at any time during the term of the Employee’s employment with the Company Group and whose employment with the Company Group has been terminated for a period less than six months; or

(iii)         Either alone or in association with others, directly or indirectly, solicit or otherwise attempt to establish for himself or herself or any other person, firm or entity, anywhere in the Territory any business relationship of a nature that is competitive with the business or relationship of any member of the Company Group with any person, firm or corporation which was a customer, client, vendor, supplier or distributor (or an actively sought prospective customer, client, vendor, supplier or distributor) of any member of the Company Group and with whom the Employee had direct or indirect contact or knowledge, either personally or as a result of Employee’s supervision of any Company Group employee, or encourage, induce, attempt to induce, solicit or attempt to solicit any such person or entity to terminate his or her relationship with the Company. For purposes of this Section 5(a)(iii), the Company Group’s business or relationship with a customer, client, vendor, supplier or distributor (or actively sought prospective business or relationship) shall have existed: (x) at any time during the Employee’s period of employment with the Company Group (in the case of any activity during such period of employment); or (y) during the twelve-month period preceding the effective date of the Employee’s termination of employment with the Company Group (in the case of any activity after such termination of employment).

(b)           Confidential Information. The Employee agrees not to disclose any confidential or proprietary information, trade secrets, customer lists, drawings, designs, information regarding product development, marketing plans, sales plans, manufacturing plans, management organization information, operating policies or manuals, business plans, financial records, packaging design or other financial, commercial, business or technical information relating to any member of the Company Group or any of their respective Affiliates, including, without limitation, any such information or materials that any member of the Company Group or any of their respective Affiliates receives belonging to suppliers, customers or others who do business with any member of the Company Group or any of their respective Affiliates (collectively, “Confidential Information”), to any third person unless such Confidential Information has been previously disclosed to the public or is in the public domain (other than by reason of Employee’s breach of this Section 5). Nothing in this Agreement is intended to prohibit Employee from reporting possible violations of federal law to any governmental agency or entity, or from making other disclosures that are protected under the whistleblower provisions of federal law. Employee does not need the Company’s prior authorization to make any such reports or disclosures and is not required to notify Company that such reports or disclosures have been made. Employee acknowledges that the Company has informed Employee, in accordance with 18 U.S.C. § 1833(b), that Employee may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret where the disclosure (a) is made (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

(c)           Reasonable Protection. The Company and the Employee agree that, during the period of the Employee’s employment with the Company Group, (i) the Employee will have a prominent role in the management of the business, and the development of the goodwill, of the Company Group, and will obtain Confidential Information that could be used to compete unfairly against members of the Company Group and their respective Affiliates and (ii) the covenants and restrictions contained in this Section 5 are necessary for the protection of the business and goodwill of the Company Group and the Employee considers them to be reasonable for such purpose.

(d)           Injunctive Relief. The Employee agrees that any breach of the covenants contained in this Section 5 is likely to cause the Company Group substantial and irrevocable damage which is difficult to measure and, in the event of any such breach or threatened breach, that the Company, in addition to such other remedies which may be available, shall have the right to (i) effect the forfeiture of any unvested Shares of Restricted Stock held by the Employee and/or (ii) obtain an injunction from a court restraining such a breach or threatened breach and the right to specific performance of the provisions of this Section 5 and hereby waives the adequacy of a remedy at law as a defense to such relief.

(e)           Blue Pencil. The Employee agrees that in the event that any court of competent jurisdiction shall finally hold that any provision of this Section 5 is void or constitutes an unreasonable restriction against the Employee, the provisions of this Section 5 shall not be rendered void but shall apply to such extent as such court may determine constitutes a reasonable restriction under the circumstances.

(f)            The provisions of this Section 5 shall survive in accordance with its terms the vesting or termination of the Restricted Stock.

Section 6.              Miscellaneous.

(a)           Acknowledgement and Acceptance. Within thirty (30) days of the Grant Date, Employee must accept the terms and conditions of this Restricted Stock grant, as outlined in the Plan and this Agreement, by executing and delivering a signed copy of this Agreement to the Company or by electronic acceptance pursuant to the online acceptance procedure established by the Company. Otherwise, the Company may, at its discretion, rescind the Agreement in its entirety and forfeit and cancel the Restricted Stock Award granted hereunder.

(b)           Authorization to Share Personal Data. The Employee authorizes the Company or any Affiliate of the Company that has or lawfully obtains personal data relating to the Employee to divulge or transfer such personal data to the Company or to a third party, in each case in any jurisdiction, if and to the extent reasonably appropriate in connection with this Agreement or the administration of the Plan.

(c)            No Guarantee of Employment. Nothing in the Plan or this Agreement shall interfere with or limit in any way the right of the Company to terminate any Employee’s employment at any time, or confer upon any Employee any right to continue in the employ or retention of the Company.

(d)           Interpretation. The Committee shall have full power and discretion to construe and interpret the Plan (and any rules and regulations issued thereunder) and this Award. Any determination or interpretation by the Committee under or pursuant to the Plan or this Agreement shall be final and binding and conclusive on all persons affected hereby.

(e)           Forfeiture of Awards. The Restricted Stock granted hereunder (and gains earned or accrued in connection therewith) shall be subject to such generally applicable policies as to forfeiture and recoupment (including, without limitation, upon the occurrence of material financial or accounting errors, financial or other misconduct or Competitive Activity) as may be adopted by the Committee or the Board from time to time, and is otherwise subject to forfeiture or disgorgement of profits as provided by law or by the Plan.

(f)           Consent to Electronic Delivery. By entering into this Agreement and accepting the Restricted Stock evidenced hereby, the Employee hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Employee pursuant to applicable securities laws) regarding the Company, the Plan, this Agreement and the Restricted Stock via Company web site or other electronic delivery.

(g)           Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. No provision of this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(h)          Amendment. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Employee and the Company.

(i)           Governing Law and Venue. To the extent not preempted by federal law, this Agreement and the Restricted Stock shall be construed in accordance with and governed by the laws of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction. Any and all claims and disputes of any kind whatsoever arising out of or relating to this Agreement or the Restricted Stock shall only be brought in the Delaware Chancery Court. Employee hereby waives any objection which Employee may now have or may hereafter have to the foregoing choice of venue and further irrevocably submits to the exclusive jurisdiction of the Delaware Chancery Court in any such claim or dispute. In the event that the Delaware Chancery Court determines that it cannot or will not exercise subject matter jurisdiction over such dispute, then the Superior Court of Cobb County, State of Georgia, shall have exclusive jurisdiction and venue over any such claim or dispute.

(j)           Waiver of Jury Trial. Each party hereby waives, to the fullest extent permitted by applicable law, any right he, she or it may have to a trial by jury in respect of any suit, action or proceeding arising out of this Agreement, the Restricted Stock, or any transaction contemplated hereby. Each party (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that he, she or it and the other party hereto have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this Section 7(j).

(k)           Limitations of Actions. Employee may file a written claim with the Committee if Employee believes he or she is being denied any benefit or right under this Agreement or with respect to the Restricted Stock. Any claim must be delivered to the Committee within forty-five (45) calendar days of the later of the date of vesting of the Restricted Stock or the specific event giving rise to the claim. The Committee will notify the Employee of its decision in writing as soon as administratively practicable. Claims not responded to by the Committee in writing within one hundred twenty (120) calendar days of the date the written claim is delivered to the Committee shall be deemed denied. The Committee’s decision is final and conclusive and binding on all Employee and other persons. No lawsuit relating to the Agreement may be filed before a written claim is filed with the Committee and is denied or deemed denied and any lawsuit must be filed, in accordance with the venue provisions of Section 7(i), within one year of such denial or deemed denial or be forever barred.

(l)            Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(m)           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company and Employee have executed this Agreement as of the Grant Date.

HD SUPPLY HOLDINGS, INC.

By:
Joseph J. DeAngelo
Chairman, President & Chief Executive Officer

Date Signed:

EMPLOYEE

[by electronic acceptance]

Name:

Date Signed: